UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant ☑
Filed by a party other than the registrant 

Check the appropriate box:

	Preliminary proxy statement

	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

	Definitive proxy statement.

☑	Definitive additional materials.

	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust IV
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
	Fee paid previously with materials.
	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

1

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

2

Please Look Out For Monarch ETF Proxy Voting Materials

Dear [Client First Name],

You'll soon receive proxy materials for one or more Monarch Funds ETFs in your account.

This is routine — With Kingsview Partners recent partnership with FTV Capital and their corresponding investment, shareholders are required to vote to approve a new advisory agreement to allow Kingsview to continue managing ETFs you are invested in. As a long-term investor you have likely received proxy vote requests before. You have probably received calls to get your vote. To avoid getting repeat calls please complete your vote at your earliest convenience.

Important considerations: Nothing changes about how your ETFs are invested or managed. There are no changes to your costs, and importantly, the ETFs’ Board of Trustees recommends you vote yes on all proposed items.

Our scheduled shareholder meeting will take place on November 10, 2026. Below is a detailed explanation of the process. Either my team or I will be reaching out to confirm your receipt of your voting materials and assisting in getting your vote cast.

What You Need to Know

•	Proxy materials will be sent to you by mail or be delivered electronically.
•	These materials contain your voting control number and other important information related to the Monarch ETFs you are invested in and ask you to vote on several items related to the ETFs.
•	Please review the official materials, voting instructions, and vote promptly.
•	If you have questions about why you are receiving them or how to vote, please contact me.
•	The Board of Trustees recommends shareholders vote yes on the proposed items.

Why are you receiving these materials?

Monarch Funds ETF shareholders as of September 4, 2026, have the right to vote on certain matters affecting the fund. Kingsview Partners, the parent company of Kingsview Wealth Management, recently accepted new investment capital. As a result of that change, shareholder approval of a new investment advisory agreement and sub-advisory agreement is required. Nothing is changing with respect to the investment exposure the ETFs provide or how they are managed.

The Trust's Board of Trustees reviewed the proposed agreements and unanimously approved the new advisory and sub-advisory agreements. There are no changes to the way your ETFS are managed or to their costs.

The proxy materials will describe all proposals in full, including the proposed advisory and sub-advisory agreements. Please carefully review the official proxy materials before voting.

What do you need to do?

When your proxy materials arrive, please review them and cast your vote as promptly as possible. The shareholder meeting is scheduled for November 10, 2026. Sufficient shareholder participation is required to establish a quorum, so your vote matters regardless of the number of shares you own.

How can you vote?

•	Online: Follow the instructions in your proxy materials to vote through ProxyVote.com.
•	Proxy Assistance: Alliance Advisors, the proxy solicitation service assisting with this matter, can help you cast your vote. Contact Alliance Advisors at 1-866-206-8741 or Monarch@allianceadvisors.com.
•	Contact Me: Contact me or our office if you need help understanding the process or locating your voting information.

If your vote remains outstanding, Alliance Advisors may contact you by telephone, email, mail, or text on behalf of the Funds. If you own more than one Monarch Funds ETF, you will receive separate voting materials for each fund you own.

Questions? Please call me.

I am available to answer questions about why you are receiving the proxy materials, help you understand the voting process, and assist you with locating the information needed to vote. The official proxy materials contain complete information regarding each proposal and should be reviewed carefully before you cast your vote.

Thank you for your attention to this important shareholder matter. Please review your proxy materials and vote promptly when they arrive.

Sincerely,

[Advisor Name]
[Advisor Title]
[Phone Number]
[Email Address]

Please refer to the official proxy materials for complete information regarding the proposals and voting instructions.

Dear {Firstname},

I am asking you for a favor to benefit you and our other clients. You will soon receive proxy voting material for one or more Monarch Funds ETFs you own. When they arrive, please take a few minutes to review the materials and please vote as soon as you can.

The proxy relates to several matters involving the Monarch Funds, including the recent investment in Kingsview. The official proxy materials provide the complete information regarding each proposal.

Voting promptly helps us complete the shareholder process - and it also helps repeated proxy-related call, emails, texts, and mailings from the third-party proxy solicitation firm.

If you own more than one Monarch ETF, you may have more than one vote to complete. We really appreciate your help in expediting the voting process forward, allowing it to be put quickly behind us. If you have any questions or need help locating your voting information, please call us. Please let us know how we can make this as easy as possible for you.

Thank you,